                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
                 240.14a-12

                            ADAPTEC, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 2000

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Adaptec, Inc. (the "Company"), a Delaware corporation, will be held on August 24, 2000 at 10:00 a.m., local time, at the Company's office located at 801 South Milpitas Boulevard, Milpitas, California 95035, for the following purposes:

    1. To elect the following directors to serve for the ensuing year and until their successors are elected: Laurence B. Boucher; Carl J. Conti; John East; Ilene H. Lang; Robert J. Loarie; B.J. Moore; W. Ferrell Sanders; Robert N. Stephens; and Phillip E. White.

    2. To approve the Company's 2000 Director Option Plan and the reservation for issuance thereunder of 1,000,000 shares of Common Stock.

    3. To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2001.

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on June 26, 2000 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to deliver your proxy by telephone or the Internet or to complete, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                          By Order of the Board of Directors

                                          Henry P. Massey, Jr.
                                          SECRETARY

Milpitas, California
July 14, 2000

                             YOUR VOTE IS IMPORTANT
  To assure your representation at the Annual Meeting, you are requested to deliver your proxy by telephone or the Internet or to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                 ADAPTEC, INC.

                                ----------------

                                PROXY STATEMENT

                             ---------------------

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Adaptec, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held August 24, 2000 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's office located at 801 South Milpitas Boulevard, Milpitas, California 95035. The Company's telephone number at that location is
(408) 945-8600.

    These proxy solicitation materials were mailed on or about July 14, 2000 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

    Only stockholders of record at the close of business on June 26, 2000 are entitled to notice of and to vote at the Annual Meeting. As of June 26, 2000, 99,124,506 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to ChaseMellon Shareholder Services, L.L.C., Attention: Paul Collins, Inspector of Elections, at
235 Montgomery Street, 23rd Floor, San Francisco, California 94104, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR Proposals Two and Three, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check your proxy or voting instruction card to see which options are available to you. Voting instructions are included on the proxy or voting instruction card.

    This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay ChaseMellon Shareholder
Services, L.L.C. a fee not to exceed $9,500 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including "Withheld"), the Company believes that abstentions should be counted for purposes of determining both
(i) the presence or absence of a quorum for the transaction of business and
(ii) the total number of shares present and entitled to vote ("Votes Cast") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

STOCKHOLDER NOMINATIONS AND PROPOSALS

    The Company's Bylaws provide that only persons nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting will be eligible for election as directors. In all cases, to be timely, notice must be received by the Company not less than twenty (20) days prior to the meeting; provided, however, if fewer than thirty (30) days notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which such notice was mailed or such public disclosure was made. In the notice, the stockholder must provide (a) as to each person, whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company's books, of such stockholder, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.

    The Company's Bylaws also provide that all business which can be conducted at the meeting must be properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. Business to be brought before the meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than forty five (45) days prior to the date on which the Company first mailed proxy materials for the prior year's annual meeting; PROVIDED, HOWEVER, that if the Company's annual meeting of stockholders occurs on a date more than thirty
(30) days earlier or later than the Company's prior year's annual meeting, then the Company's Board of Directors shall determine a date a reasonable period prior to the Company's annual meeting of stockholders by which date the stockholders notice must be delivered and publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the date set by the Board of Directors. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business,
(iii) the class and number of shares of the Company, which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required by law to be provided by the stockholder in his capacity as proponent of a stockholder proposal.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2001 Annual Stockholder Meeting must submit such proposal to the Company by March 16, 2001 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2001 Annual Stockholder Meeting must submit such a proposal to the Company prior to May 30, 2001.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A board of nine directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. John G. Adler, a current member of the Board of Directors, will not stand for reelection. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such manner as will assure the election of as many of the nominees listed below as possible. In this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

    All nominees are presently directors of the Company and were last elected at the Annual Meeting of Stockholders held on September 9, 1999.

    The names of the nominees, their ages as of the date of this Proxy Statement and certain information about them are set forth below:

                                                                                                  DIRECTOR
NAME OF NOMINEE                    AGE                      PRINCIPAL OCCUPATION                   SINCE
---------------                  --------   ----------------------------------------------------  --------
Laurence B. Boucher............     57      President and Chief Executive Officer of                1981
                                            Alacritech, Inc., a company engaged in developing
                                              and manufacturing high speed network interface
                                              devices; Chairman of the Company's Board of
                                              Directors

Carl J. Conti..................     62      Independent management consultant                       1995

John East......................     55      Chief Executive Officer and director of Actel           1995
                                            Corporation, a manufacturer of field programmable
                                              gate arrays

Ilene H. Lang..................     56      Independent management consultant                       1997

Robert J. Loarie...............     57      Managing Director of Morgan Stanley Dean                1981
                                            Witter & Co., a diversified investment firm

B.J. Moore.....................     63      Independent management consultant                       1984

W. Ferrell Sanders.............     63      Venture partner of Alloy Ventures, a venture capital    1982
                                            and investment management firm

Robert N. Stephens.............     54      President and Chief Executive Officer of the Company    1998

Phillip E. White...............     57      Independent marketing consultant                        1994

    Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

    MR. BOUCHER has, since March 1997, served as President and Chief Executive Officer of Alacritech, Inc., a company engaged in the development and manufacture of high speed network interface devices. Mr. Boucher served as President from December 1987 to June 1995, as Chief Executive Officer from December 1987 to March 1996, as Chairman of the Board of Directors from February 1994 to June 1996, as a director from December 1987 to January 1997, and as a consultant from July 1996 to

March 1997 of Auspex Systems, Inc., a manufacturer of network file servers. He is a founder of the Company and served as Chairman of the Board of Directors since April 1999 and from May 1981 to May 1990, as interim Chief Executive Officer from July 1998 to April 1999 and as Chief Executive Officer from
May 1981 to December 1986.

    MR. CONTI is an independent management consultant. From 1959 to 1991, he held a variety of technical and managerial positions with International Business Machines Corporation, a manufacturer of computer hardware and software, concluding with four years as a Senior Vice President.

    MR. EAST has, since December 1988, served as a director, President and Chief Executive Officer of Actel Corporation, a manufacturer of field programmable gate arrays.

    MS. LANG is an independent management consultant. From May 1999 to May 2000, Ms. Lang served as President and Chief Executive Officer of Individual.com, Inc. a wholly-owned subsidiary of Office.com, Inc., a provider of news to corporations. From August 1998 to March 1999, Ms. Lang served as Chief Executive Officer of Essential.com, Inc., an eCommerce company that sells communication and energy services over the Internet. From July 1996 to August 1997, Ms. Lang served as President and Chief Executive Officer of AltaVista Internet Software Inc., a wholly-owned subsidiary of Digital Equipment Corporation, a manufacturer of computer systems. From November 1995 to June 1996, Ms. Lang served as Vice President of the Internet Software Business Unit of Digital Equipment Corporation. From January 1993 to September 1995,
Ms. Lang served first as Vice President of International Product Development and, more recently, as Senior Vice President of the Desktop Business Group at Lotus Development Corporation, a software manufacturer.

    MR. LOARIE has served as a Managing Director of Morgan Stanley Dean
Witter & Co., a diversified investment firm, since December 1997, and served as a Principal of that company from August 1992 until December 1997. Mr. Loarie also has served as a general partner of several venture capital investment partnerships affiliated with Morgan Stanley Dean Witter & Co. since
August 1992. Prior to that time, Mr. Loarie was a general partner of Weiss, Peck & Greer, an investment management firm, and of several venture capital partnerships affiliated with Weiss Peck & Greer. Mr. Loarie is also a director of Evolving Systems, Inc and Websense, Inc.

    MR. MOORE is an independent management consultant. Mr. Moore served as President of Outlook Technology, Inc., a company engaged in the development, manufacture and marketing of digital test instrumentation, from February 1986 to July 1991. Mr. Moore is also a director of Dionex Inc. and American XTAL Technology, Inc.

    MR. SANDERS has served as a general or venture partner of Alloy Ventures (formerly known as Asset Management Associates) since March 1987.

    MR. STEPHENS became Chief Executive Officer of the Company in April 1999. Mr. Stephens has served as President since October 1998, and from November 1995 to March 1999, he was Chief Operating Officer. From November 1993 until November 1995, Mr. Stephens founded and was Chairman of the Board of Directors of Power I/O, Inc.

    MR. WHITE is an independent marketing consultant. From January 1989 to August 1997, Mr. White served as President, Chief Executive Officer, director and Chairman of the Board of Directors of Informix Software, Inc., a software company. Prior to that time, Mr. White was President of Wyse Technology, Inc., a manufacturer of computers and computer terminals. Mr. White is also a director of Legato Systems, Inc. and TIBCO Software, Inc, a provider of high performance I/O solutions.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of eleven meetings during the fiscal year ended March 31, 2000. The committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee of the Board of Directors currently consists of Messrs. Adler, Conti and Loarie and held five meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors consists of Messrs. East, Lang and Sanders and held six meetings during the last fiscal year. Mr. White was a member of the Compensation Committee until his resignation in March 2000, when he was replaced by Mr. Sanders. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and recommends to the Board of Directors stock option grants for executive officers.

    The Nominating Committee consists of Messrs. Moore and Sanders. The Nominating Committee is responsible for reviewing the qualifications of potential candidates for membership on the Board of Directors and recommending such candidates to the Board of Directors. The Nominating Committee will consider nominees recommended by management and stockholders. Such recommendations may be delivered in writing to the attention of the Nominating Committee in care of the Secretary at the Company's principal executive offices. The Nominating Committee held no meetings during the prior fiscal year.

    No director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and committees thereof upon which that director served, held subsequent to his or her becoming a director or his or her appointment to such committee.

DIRECTOR COMPENSATION

    CASH COMPENSATION

    Non-employee directors receive $3,000 per fiscal quarter and $2,000 for each meeting of the Board of Directors attended other than telephonic meetings and are reimbursed for their expenses incurred in attending meetings of the Board of Directors. The chairmen of the Compensation and Audit Committees receive an additional $5,000 per year as compensation for their services as chairmen. Directors do not receive compensation for committee or telephonic meetings other than the Company's Special Litigation Committee (see below). Employee directors do not receive additional compensation for attendance at meetings of the Board of Directors.

    Ms. Lang and Mr. Conti also served on the Company's Special Litigation Committee, which was formed to investigate the merits of a derivative action brought against certain current and former officers and directors of the Company. The Company paid Mr. Conti and Ms. Lang $3,000 per day and reimbursed them for all expenses incurred in connection with their duties as members of the Special Litigation Committee. During fiscal 2000 the Company paid $27,750 and $38,250 to Ms. Lang and Mr. Conti, respectively, for their services on the Special Litigation Committee.

    DEFERRED COMPENSATION PROGRAM

    Effective April 1, 2000, non-employee directors may choose to either
(i) receive their quarterly payment in cash, (ii) defer the payment by investing it in the Adaptec, Inc. Deferred Compensation Plan, or (iii) elect a combination of (i) and (ii).

    1990 DIRECTORS' OPTION PLAN

    Pursuant to the Company's 1990 Directors' Option Plan, Messrs. Adler, Conti, East, Loarie, Moore, Sanders and White and Ms. Lang were each granted options to purchase 15,000 shares of Common Stock on March 31, 2000 at an exercise price of $41.4375 per share. Such options become exercisable for 25% of the shares subject to the options for each full quarter after the date of grant so long as each such person remains a director.

REQUIRED VOTE

    If a quorum is present, the nine nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will have no legal effect.

                                  PROPOSAL TWO
                   APPROVAL OF THE 2000 DIRECTOR OPTION PLAN

    On April 6, 2000, the Board of Directors adopted the Company's 2000 Director Option Plan (the "2000 Director Plan") and, subject to stockholder approval, reserved for issuance thereunder of 1,000,000 shares of Common Stock. The 2000 Director Plan is intended to replace the 1990 Director Option Plan, which by its terms expires this year. As of June 26, 2000, no options had been granted pursuant to the 2000 Director Plan. There are currently eight directors who are eligible to participate under the 2000 Director Plan. Each of these directors will receive options to purchase an aggregate of 120,000 shares (15,000 shares each) of Common Stock on March 31, 2001 if they are all non-employee directors of the Company on such date.

    The Company believes that the 2000 Director Plan will facilitate attracting highly qualified directors, permit equity participation in the Company by the non-employee directors of the Company as consideration for their service on the Board of Directors and provide directors with an equity incentive associated with the success of the Company's business.

    For a description of the principal features of the Plan, see
"Appendix A--Description of the Adaptec, Inc. 2000 Director Option Plan."

REQUIRED VOTE

    Approval of the Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE 2000 DIRECTOR OPTION PLAN AND THE RESERVATION OF 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL THREE
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2001 and recommends that the stockholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE COOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The table below sets forth information for the three most recently completed fiscal years concerning the compensation of (i) the Chief Executive Officer of the Company during fiscal 2000 and (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                          ANNUAL          -------------------------
                                                       COMPENSATION                     SECURITIES
                                                   --------------------   RESTRICTED    UNDERLYING     ALL OTHER
                                         FISCAL     SALARY      BONUS       STOCK      OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR       ($)         ($)      AWARD ($)        (#)           ($)(1)
---------------------------             --------   --------   ---------   ----------   ------------   ------------
Robert N. Stephens ...................    2000     $569,288   1,200,000          --       505,000        $1,750
  President, Chief Executive Officer      1999      425,000     250,000          --       330,000         1,682
  and Director                            1998      423,846          --          --       350,000         1,877

Robert L. Schultz, Jr.(2) ............    2000      215,384     350,000          --       200,000           378
  Chief Operating Officer                 1999           --          --          --            --            --
                                          1998           --          --          --            --            --

Andrew J. Brown ......................    2000      224,230     350,000          --         5,000            14
  Vice President, Finance, Chief          1999      198,769     110,000          --       215,000           334
  Financial Officer and Assistant         1998      171,077      66,000          --        59,000           516
  Secretary

Faye W. Pairman ......................    2000      239,384     350,000          --         5,000           702
  Vice President & General Manager,       1999      212,307     120,000          --       100,000           490
  Host I/O                                1998      147,980      64,000          --        20,000           417

Thomas J. Shea .......................    2000      217,769     275,000          --         5,000           347
  Vice President and General Manager,     1999      196,698      90,000          --       100,000           299
  Software Products Group                 1998      149,756      72,000          --        18,000           318

------------------------

(1) Represents life insurance premiums.

(2) Mr. Schultz began his employment with the Company in August 1999.

    The table below provides certain information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 2000 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                            ------------------------------------------------------          VALUE AT ASSUMED
                             NUMBER OF      % OF TOTAL                                    ANNUAL RATES OF STOCK
                             SECURITIES      OPTIONS                                       PRICE APPRECIATION
                             UNDERLYING     GRANTED TO    EXERCISE OR                     FOR OPTION TERM(1)(2)
                              OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------------------
NAME                        GRANTED (#)    FISCAL YEAR      ($/SH)         DATE          5% ($)          10% ($)
----                        ------------   ------------   -----------   ----------   --------------   --------------
Robert N. Stephens........   500,000(3)         8.75%      $24.4375      04/06/09    $    7,633,403   $   19,392,486
                               5,000(4)         0.09%       49.8750      01/03/10           216,387          492,273

Robert L. Schultz, Jr.....   200,000(3)         3.50%       41.8750      07/19/09         5,287,354       13,380,015

Andrew J. Brown...........     5,000(4)         0.09%       49.8750      01/03/10           216,387          492,273

Faye W. Pairman...........     5,000(4)         0.09%       49.8750      01/03/10           216,387          492,273

Thomas J. Shea............     5,000(4)         0.09%       49.8750      01/03/10           216,387          492,273

All Stockholders..........       N/A             N/A            N/A           N/A     2,494,697,063    6,321,829,717

------------------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

(2) In the case of all stockholders, indicates the potential stockholder return over a 10-year period at the respective rate determined from the closing sale price on the Nasdaq National Market of $38.625 on March 31, 2000. On March 31, 2000, there were 102,699,358 shares of Common Stock issued and outstanding.

(3) These options were granted pursuant to the Company's 1990 Stock Plan. The option exercise prices were at the fair market value of the Company's Common Stock on the date of grant. All options expire 10 years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. The options become exercisable at the rate of 12.5% of the shares subject to the option six months after the date of grant and at the rate of 6.25% of the shares subject to the option at the end of each of the next 14 quarters. To the extent exercisable at the time of employment termination, options may be exercised for an additional three months unless termination is the result of total and permanent disability, in which case the options may be exercised within six months following termination, or unless termination is the result of death, in which case unvested options become exercisable to a maximum of 50,000 shares per individual and may be exercised within six months following death by the individual's estate or other successor.

(4) These options were granted pursuant to the Company's 1999 Stock Plan. The option exercise prices were at the fair market value of the Company's Common Stock on the date of grant. All options expire 10 years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. The options become exercisable at the rate of 12.5% of the shares subject to the option six months after the date of grant and at the rate of 6.25% of the shares subject to the option at the end of each of the next 14 quarters. To the extent exercisable at the time of employment termination, options may be exercised for an additional three months unless termination is the result of total and permanent disability, in which case the options may be exercised within six months following termination, or unless termination is the result of death, in which case unvested options become exercisable to a maximum of 50,000 shares per individual and may be exercised within six months following death by the individual's estate or other successor.

    The table below provides certain information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended March 31, 2000 and the unexercised options held as of March 31, 2000 by the persons named in the Summary Compensation Table.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                 SHARES         VALUE         OPTIONS AT FY-END (#)              AT FY-END ($)
                               ACQUIRED ON     REALIZED    ---------------------------   ------------------------------
NAME                          EXERCISE (#)      ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(2)
----                          -------------   ----------   -----------   -------------   -----------   ----------------
Robert N. Stephens..........     265,247      $7,417,732     260,479        743,000      $4,114,602       $12,477,039

Robert L. Schultz, Jr.......          --              --          --        200,000              --                --

Andrew J. Brown.............      67,712       2,530,374      43,975        158,563         777,673         4,082,613

Faye W. Pairman.............      59,300       1,940,186      50,450        103,250       1,128,021         2,199,614

Thomas J. Shea..............      57,688       1,104,538      20,874        100,501         465,333         2,047,854

------------------------

(1) Market value of underlying securities on date of exercise, minus the exercise or base price.

(2) Market value of underlying securities at fiscal year end, minus the exercise or base price.

CHANGE IN CONTROL ARRANGEMENTS

    Under the Company's 1990 Stock Plan and 1999 Stock Plan, in the event of a Change in Control, any Options or Rights (as such terms are defined in the 1990 and 1999 Stock Plans) outstanding upon the date of such Change in Control shall have their vesting accelerated as to an additional 25% of the shares subject to such Options or Rights as of the date of such Change in Control. In the event an optionee is Involuntarily Terminated Without Cause (as defined in the 1990 and 1999 Stock Plans) within 12 months following a Change in Control, any Options or Rights outstanding upon such Change in Control that are not yet exercisable and vested on such date shall become 100% exercisable and vested. Such vesting acceleration may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

    The Compensation Committee (the "Committee") of the Board of Directors regularly reviews and approves all executive officer pay plans. These include the following compensation elements: base salaries, annual incentives, stock options and various benefit plans.

    The Committee is composed of three independent, outside directors. It is the Committee's objective that executive compensation be directly related to the Company's achievement of its business goals. Specifically, the Company's executive compensation program is designed to reward exceptional executive contribution and performance that result in enhanced corporate, economic and stockholder values over the short and long-term.

    The Committee retains independent compensation consultants to provide objective and expert advice in the review of all executive compensation plans. Published industry pay survey data is also reviewed and relied upon in the Committee's assessment of appropriate total compensation levels, including the Radford Executive Compensation Report for High Technology Industries and data from a comparable group of companies supplied by the Committee's compensation consultant, J. Richard & Co.

    The Committee recognizes that the industry sector and geographical areas in which the Company operates are both intensely competitive and are continuing to undergo rapid globalization with the result that there is heightened demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top-caliber executives who are essential to the attainment of the Company's ambitious, long-term, strategic goals.

    For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other higher performing companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq--100 Index and the Nasdaq Computer Industry & Data Processing Index.

ANNUAL CASH COMPENSATION (BASE SALARY, PLUS PERFORMANCE INCENTIVES)

    The Committee believes that annual cash compensation should be paid commensurate with attained performance to plan. For these reasons, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

    Base salaries for executive officers are established considering a number of factors, including the Company's continued, planned, profitable growth; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process. Generally, base salaries are maintained at approximately the level of the median salaries of similar, high-technology companies.

    Under the Executive Incentive Plan (the "EIP"), an executive's incentive performance award generally depends on three performance factors: the overall financial performance of the Company; the performance of the business unit or corporate unit/functions the executive is accountable for; and the executive's individual performance. The performance objectives of the Company and the business unit or corporate function derive from the Company's Board-approved annual business plan that includes specific financial performance targets relating to revenue and profit growth for the fiscal year. The EIP provides no payment until threshold earnings and revenue targets are met. Long-term strategic goals may also be incorporated for certain executives. Individual executive performance is measured against an annual incentive target that represents a percentage of base salary that the executive can earn as bonus compensation if performance warrants. This target percentage ranges from 85% to 110% of an executive's base salary. The incentive target is set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential total cash compensation at risk. If business plans are exceeded, executives can earn additional amounts above the established target levels. Executive officers received cash bonuses above the EIP for the fiscal year ended March 31, 2000, because both the Company's earnings and revenue targets were significantly surpassed. The Committee annually reviews and approves specific targets, maximums, and performance criteria for each executive officer.

LONG-TERM INCENTIVE: STOCK OPTIONS

    The Committee approves executive stock options under the 1999 Stock Plan to foster executive officer ownership, to stimulate a long-term orientation in decisions and to provide direct linkage with stockholder interests. The Committee considers the total compensation package, options previously granted, dilution effects, industry practices and trends, the executive's accountability level, and future potential stock values when granting stock options. The Committee recommends option grant amounts to provide retention considering projected earnings to be derived from option gains based upon relatively aggressive assumptions related to Company growth in revenue and earnings. In this manner, executive option gains closely parallel those of other stockholders. Therefore, the stock option program serves as an effective, cost-efficient and competitive long-term incentive and retention tool for the Company's executives, as well as other employees. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to focus on the Company's profitable growth which ordinarily, over time, should be reflected in the price of the Company's stock. The Committee believes that the Company's stock option plan has been administered in a manner comparable to its peer group and other high performing companies in the high technology sector. The Committee also regularly reviews the Company's executive stock purchase/ownership policy to assess progress toward desired ownership levels.

BENEFITS

    The Company provides benefits to the named executive officers that are generally available to all Company employees. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary for the fiscal year ended March 31, 2000 for any executive officer.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

    In setting Mr. Stephens' base salary for the fiscal year ended March 31, 2000, the Committee considered the Company's overall business performance for the fiscal year ended March 31, 1999, as well as its market capitalization improvement. Mr. Stephens cash bonus was determined by a corporate performance formula that was established under the EIP. In fiscal 2000, the Company significantly improved earnings and exceeded revenue targets. As a result, Mr. Stephens received a $1,200,000 cash bonus for fiscal 2000. The Compensation Committee has estimated that the total cash compensation of $1,769,288 that was paid to Mr. Stephens in fiscal 2000 is close to the market median of comparable companies as reported in published surveys and the researched proxy statements of peer group companies.

    The Committee determines the number of shares of Common Stock underlying stock options granted to Mr. Stephens after analyzing stock option grants made to chief executive officers of comparable companies, retention effectiveness and the number of options previously granted to Mr. Stephens.

STOCK OWNERSHIP POLICY

    The Compensation Committee has established stock ownership requirements for the Chief Executive Officer and other executive officers of the Company. The ownership levels are expressed in terms of multiples of base salaries to be achieved over the next year for current executives and over a two-year period for newly appointed corporate officers. The Compensation Committee believes that this policy will further align the interests of the officers with interests of the stockholders.

    A similar stock ownership policy has been implemented for non-employee Directors.

                                          The Compensation Committee
                                          John East
                                          Ilene H. Lang
                                          Ferrell Sanders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Neither John East, Ilene H. Lang nor W. Ferrell Sanders, the members of the Company's Compensation Committee, is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the Compensation Committee.

                               PERFORMANCE GRAPH

    The following graph shows a comparison, since March 31, 1995, of cumulative total return for the Company, the Nasdaq Stock Market-U.S. and the Nasdaq Computer and Data Processing Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               NASDAQ STOCK      NASDAQ
      ADAPTEC  MARKET - U.S.  COMPUTER & DP
3/95      100            100            100
3/96      146            136            142
3/97      217            151            155
3/98      119            229            271
3/99      138            309            442
3/00      234            574            790

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings, nor shall such Report or Graph be incorporated by reference into any future filings.

            SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

    The table below sets forth as of May 31, 2000 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company,
(iii) each executive officer named in the Summary Compensation Table, and
(iv) all directors and executive officers as a group.

                                                                 SHARES       APPROXIMATE
                                                              BENEFICIALLY      PERCENT
NAME OF PERSON OR IDENTITY OF GROUP                            OWNED(1)(2)     OWNED(3)
-----------------------------------                           -------------   -----------
FMR Corp.(4) ...............................................  11,820,761(5)       11.8%
  82 Devonshire Street
  Boston, MA 02109

Capital Research and Management Company(6) .................   8,411,040(7)        8.4
  333 South Hope Street
  Los Angeles, CA 90071

Amvescap Plc, AVZ, Inc., AIM Management Group Inc., ........   7,176,549           7.2
  Amvescap Group Services, Inc., Invesco., Inc., Invesco
  North American Holding, Inc., Invesco Capital
  Management, Inc., Invesco Funds Group, Inc., Invesco
  Management & Research, Inc., Invesco Realty
  Advisers, Inc., and Invesco (NY) Asset
  Management, Inc.,(8) 11 Devonshire Square
  London EC2M 4YR, England

John G. Adler ..............................................      66,289             *

Laurence B. Boucher ........................................     178,184(9)          *

Carl J. Conti ..............................................     105,580             *

John East ..................................................      75,750             *

Ilene H. Lang ..............................................      56,250             *

Robert J. Loarie ...........................................     106,354             *

B.J. Moore .................................................      95,720             *

W. Ferrell Sanders .........................................     139,750             *

Robert N. Stephens .........................................     441,829             *

Phillip E. White ...........................................      63,750             *

Andrew J. Brown ............................................      86,132             *

Faye W. Pairman ............................................      45,607             *

Robert L. Schultz, Jr. .....................................      51,193             *

Thomas J. Shea .............................................      40,471             *

All current directors and officers as a group
  (20 persons) .............................................   1,914,355           1.9%

------------------------

 *  Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned. Amounts shown include the following number of shares, options for which are presently exercisable or will become exercisable within 60 days of May 31, 2000: Mr. Adler, 66,251; Mr. Boucher, 101,255; Mr. Conti, 88,750; Mr. East, 70,750;

    Ms. Lang, 56,250; Mr. Loarie, 58,750; Mr. Moore, 58,750; Mr. Sanders, 58,750; Mr. Stephens, 386,604; Mr. White, 53,750; Mr. Brown, 73,912;
    Mr. Pairman, 39,825; Mr. Schultz, 50,000; Mr. Shea, 35,250; and all current executive officers and directors as a group, 1,529,919.

(2) Ownership guidelines have been established for non-employee Directors and executive management. See "Report of the Compensation Committee--Stock Ownership Policy."

(3) Based on 100,081,402 shares of Common Stock outstanding on May 31, 2000.

(4) Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., beneficially owns 11,223,558 shares as a result of acting as an investment adviser to various investment companies. FMR Corp., through its control of Fidelity, claims sole dispositive power with respect to all of such shares. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR Corp., beneficially owns 597,203 shares as a result of its serving as investment manager of various institutional accounts. FMR Corp., through its control of FMTC, claims sole dispositive power with respect to 597,203 of such shares and sole voting power with respect to 271,803 of such shares. Information provided herein based on the joint filing of Schedule 13G on February 11, 2000 by FMR Corp., Edward C.
    Johnson 3d. and Abigail P. Johnson. FMR Corp. filed such Schedule 13G on a voluntary basis as if an additional 33,000 shares that are beneficially owned by Fidelity International Limited ("FIL") are beneficially owned by FMR Corp. and FIL on a joint basis. FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. If such 33,000 shares are added to FMR Corp.'s above listed beneficially owned shares, FMR Corp. would beneficially own 11,853,761 shares.

(5) Amount shown includes 31,939 shares which may be acquired upon conversion of convertible notes.

(6) Capital Research and Management Company, in its capacity as an investment advisor, may be deemed to beneficially own 8,411,040 shares. Capital Research and Management Company claims sole dispositive power as to 8,411,040 shares. Capital Research and Management Company disclaims beneficial ownership of such shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended. Information provided herein is based solely on Capital Research and Management Company's Schedule 13G/A dated March 10, 2000.

(7) Amount shown includes 300,040 shares which may be acquired upon conversion of convertible notes.

(8) This information is provided based on the Schedule 13G dated February 4, 2000 filed jointly by the named entities. The named entities claim shared voting and dispositive power as to all such shares.

(9) Includes 40 shares beneficially owned by the Boucher Living Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and Morgan Stanley Dean Witter entered into an engagement letter pursuant to which Morgan Stanley Dean Witter will provide financial advisory services to the Company in connection with a potential corporate realignment of the Company's software products group. Mr. Loarie is a managing director of Morgan Stanley Dean Witter.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2000, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Henry P. Massey, Jr.
                                          SECRETARY

Dated: July 14, 2000

                                   APPENDIX A

Description of the Adaptec, Inc. 2000 Director Option Plan

    GENERAL. The purpose of the Director Plan is to attract and retain the best available non-employee personnel for service as directors ("Outside Directors"), to provide additional incentive to the Outside Directors and to encourage their continued service on the Board. Options granted under the Director Plan are nonstatutory stock options.

    ADMINISTRATION. The Director Plan may generally be administered by the Board (the "Administrator"), although grants made under the Director Plan are automatic and non-discretionary.

    ELIGIBILITY. Options may be granted under the Director Plan only to Outside Directors.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

    (a) OPTION GRANTS. All grants of options to Outside Directors are automatic and nondiscretionary. Each Outside Director is granted a first option to purchase 40,000 shares of the Common Stock of the Company (the "First Option") on the date on which he or she first becomes an Outside Director. Each Outside Director is granted a subsequent option to purchase 15,000 shares of the Common Stock of the Company (the "Subsequent Option") on March 31 each year, provided that on such date the Outside Director is then an Outside Director.

    (b) EXERCISE PRICE. The exercise price per share is 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (c) EXERCISE OF OPTION; FORM OF CONSIDERATION. The First Option becomes exercisable as to 25% of the shares subject to the option on the first anniversary of its date of grant and as to 6.25% of the shares subject to the option on each full calendar quarter thereafter, provided the Outside Director continues to serve as a director on such dates. The Subsequent Option becomes exercisable as to 25% of the shares subject to the option on the last day of each full calendar quarter after its date of grant, provided the Outside Director continues to serve as a director on such dates. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Director Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercise, promissory note, any combination thereof or any other method permitted by applicable law.

    (d) TERM OF OPTION. The term of an option may be no more than 10 years from the date of grant. No option may be exercised after the expiration of its term.

    (e) TERMINATION OF DIRECTOR STATUS. If an optionee's status as a director terminates for any reason (other than death or disability), then the optionee may exercise the option, but only within three (3) months following the date of such termination, and only to the extent that the optionee was entitled to exercise the option on the date of such termination. The Director Plan provides for up to six (6) months for the option to be exercised after the optionee's death or disability. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

    (f) SUSPENSION OR TERMINATION OF OPTIONS. If the Company reasonably believes that an optionee has committed an act of misconduct, the Company may suspend his or her right to exercise an option pending a determination by the Board. If the Board determines that an optionee has committed an act of embezzlement, fraud, dishonesty, or other breaches of his or her obligations to the Company, has made an unauthorized disclosure of any Company trade secret or confidential information, has engaged in unfair competition, or induced any customer to breach a contract with the Company, neither the optionee nor the optionee's estate shall be entitled to exercise any option.

    (g) NONTRANSFERABILITY OF OPTIONS. Options granted under the Director Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Director Plan, the number and class of shares of stock subject to any option outstanding under the Director Plan, and the exercise price of any such outstanding option.

    EFFECT OF DISSOLUTION OR LIQUIDATION. In the event of a liquidation or dissolution, any unexercised options will terminate. The Board may, in its discretion, give each optionee the right to exercise his option as to all of the shares subject thereto.

    EFFECT OF A CHANGE IN CONTROL. In the event of a "Change in Control" of the Company (as defined in the Director Plan), all options will become fully vested and exercisable.

    AMENDMENT AND TERMINATION OF THE DIRECTOR PLAN. The Board may amend, alter, suspend or terminate the Director Plan, or any part thereof, at any time and for any reason. No such action by the Board may alter or impair any option previously granted under the Director Plan without the written consent of the optionee. The Company shall obtain shareholder approval for any amendment to the Director Plan to the extent necessary and desirable to comply with applicable law. Unless terminated earlier, the Director Plan shall terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE CONSULTANT MAY RESIDE.

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           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  ADAPTEC, INC.

                                  ADAPTEC, INC.
                 PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 24, 2000

     The undersigned stockholder(s) of Adaptec, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 14, 2000, and hereby appoints Laurence B. Boucher and Andrew J. Brown, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Adaptec, Inc. to be held on August 24, 2000 at 10:00 a.m., local time, at the offices of the Company located at 801 South Milpitas Boulevard, Milpitas, California, 95035 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

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                           ^ FOLD AND DETACH HERE ^



                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:


1. Call TOLL FREE 1-800-840-1208 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR
                                      --

2.   Vote by Internet at our Internet Address: http://www.eproxy.com/adpt/

                                      OR
                                      --

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

IT IS NOT NECESSARY TO MAIL YOUR PROXY CARD, IF YOU VOTE BY TELEPHONE OR
INTERNET.

                                  PLEASE VOTE

-------------------------------------------------------------------------------
                                                            Please mark
                                                           your votes as
                                                            indicated in
                                                            this example   /X/


1. Election of Directors to serve one year terms.

FOR ALL NOMINEES LISTED            WITHHOLD AUTHORITY TO VOTE
BELOW (EXCEPT AS INDICATED).       FOR ALL NOMINEES LISTED BELOW.
          / /                                  / /


IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

01 Laurence B. Boucher   02 Carl J. Conti         03 John East
04 Ilene H. Lang         05 Robert J. Loarie      06 B.J. Moore
07 W. Ferrell Sanders    08 Robert N. Stephens    09 Phillip E. White


2. To approve the Company's 2000 Director Option Plan and the reservation for issuance thereunder of 1,000,000 shares of Common Stock.

           FOR               AGAINST               ABSTAIN
           / /                 / /                   / /


3. To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2001.

           FOR               AGAINST               ABSTAIN
           / /                 / /                   / /


4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.


                    (THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY EACH STOCKHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. A CORPORATION IS REQUESTED TO SIGN ITS NAME BY ITS PRESIDENT OR OTHER AUTHORIZED OFFICER, WITH THE OFFICE HELD DESIGNATED. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH HOLDERS SHOULD SIGN.)

                    TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Signature(s) _____________________________________    Dated ____________ , 2000

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             ^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

                        VOTE BY TELEPHONE OR INTERNET
                        QUICK *** EASY *** IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:  CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME.
                THERE IS NO CHARGE TO YOU FOR THIS CALL.
                You will be asked to enter the 11-digit CONTROL NUMBER located in the lower right of this form.

OPTION A:       To vote as the Board of Directors recommends on ALL items, press 1.
                The Board recommends FOR items 1, 2 and 3.

OPTION B:       If you selected to vote on each proposal separately, press 0.
                You will hear these instructions:

                PROPOSAL 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0. Please make your selection now.

                PROPOSAL 2: You may make your selection at any time: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                PROPOSAL 3: You may make your selection at any time: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

     IF NO SELECTION IS MADE, YOUR VOTES WILL BE CAST AS THE BOARD OF DIRECTORS RECOMMENDS.

VOTE BY INTERNET:  THE WEB ADDRESS IS http://www.eproxy.com/adpt/

                              THANK YOU FOR VOTING.